EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Reliance Steel & Aluminum Co.:
We consent to the incorporation by reference in the Registration Statement No. 333-152375 on Form S-3, the Registration Statement No. 333-139790 on Amendment No. 2 to Form S-4, and Registration Statement Nos. 333-133204, 333-136290, and 333-147226 on Form S-8 of Reliance Steel & Aluminum Co. of our reports dated February 26, 2010, with respect to the consolidated balance sheets of Reliance Steel & Aluminum Co. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, equity, and cash flows for the years then ended, and the 2009 and 2008 information included in the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K of Reliance Steel & Aluminum Co.
Our report dated February 26, 2010 refers to a change in the method of accounting for business combinations in 2009.
/s/ KPMG LLP
Los Angeles, California
February 26, 2010